                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
       14c-5(d)(2))
[ ]  Definitive Information Statement

                                    PROLOGUE
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:
            ____________________________________________________________________

         2) Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
            ____________________________________________________________________

         4) Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

         5) Total Fee Paid:
            ____________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:
                     ___________________________________________________________

                  2) Form, Schedule or Registration Statement No.:
                     ___________________________________________________________

                  3) Filing Party:
                     ___________________________________________________________

                  4) Dated Filed:
                     ___________________________________________________________

                                    PROLOGUE
                              5443 BEETHOVEN STREET
                          LOS ANGELES, CALIFORNIA 90066
                                 (310) 827-6900

                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

December 9, 2003

To the Shareholders of Prologue:

         The attached Information Statement is being delivered by Prologue in connection with the approval by our shareholders of an amendment to our articles of incorporation to: (i) change our corporate name to "uWink, Inc."; (ii) authorize 5,000,000 shares of blank-check preferred stock (the "Preferred Stock"), whereby the board of directors of Prologue will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, and (iii) delete from our articles of incorporation Article XII in its entirety regarding indemnification of directors, officers and employees. The Information Statement is first being mailed to shareholders on or about December 20, 2003. We anticipate that the amendment to our articles of incorporation will become effective on or after January 9, 2004.

         Effective as of December 4, 2003, our board of directors approved a resolution authorizing us to file the amendment to our articles of incorporation with the Utah Secretary of State. Prologue will seek approval from the holders of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to a written consent in accordance with Section 16-10a-704 of the Revised Business Corporation Act of the State of Utah approving and adopting the amendment to our articles of incorporation.

         This letter and the accompanying Information Statement are being distributed to you, our shareholders, in accordance with the requirements of
Section 16-10a-704 of the Utah Revised Business Corporation Act and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our articles of incorporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of Prologue.



                                      By Order of the Board of Directors



                                      Nolan K. Bushnell, Chief Executive Officer

                                    PROLOGUE
                              5443 BEETHOVEN STREET
                          LOS ANGELES, CALIFORNIA 90066
                                 (310) 827-6900

                              --------------------

                              INFORMATION STATEMENT

                              --------------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about December 20, 2003 to all shareholders of record of Prologue, a Utah corporation, as of the close of business on December 5, 2003. It is being furnished in connection with the adoption of an amendment to our articles of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after January 9, 2004. A copy of the amendment is attached to this document as Exhibit A.

         On November 21, 2003, Prologue, uWink, Inc., a Delaware corporation ("uWink"), and the majority stockholders of uWink entered into that certain Securities Purchase Agreement and Plan of Reorganization (the "Agreement"), whereby Prologue agreed to issue one share of its common stock to each uWink shareholder for every 3.15611 shares of uWink common stock transferred to Prologue by such shareholder (the "Reorganization"). Immediately following the initial closing of the Reorganization, the former majority stockholders of uWink became the majority shareholders of Prologue by acquiring approximately 88% of the total outstanding shares of Prologue. uWink subsequently became a subsidiary of Prologue and will change its name to "uWink California, Inc." or something similar.

         Effective as of December 4, 2003, our board of directors adopted resolutions proposing and declaring advisable an amendment to our articles of incorporation to: (i) change our name to "uWink, Inc."; (ii) authorize 5,000,000 shares of Preferred Stock, whereby the board of directors of Prologue will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series, and (iii) delete from our articles of incorporation Article XII in its entirety regarding indemnification of directors, officers and employees.

         The amendment will be distributed to the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon for approval by written consent in accordance with Section 16-10a-704 of the Utah Revised Business Corporation Act. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of our shareholders and in order to amend our articles of incorporation in a timely manner.

         The record date for purposes of determining the shareholders to whom this Information Statement is sent is December 5, 2003. As of the record date, we had 6,020,970 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the amendment will become effective on or after January 9, 2004 upon filing with the Utah Secretary of State.

         There will not be a meeting of shareholders and none is required under the Utah General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 16-10a-704(2) of the Utah Revised Business Corporation Act, we are required to provide prompt notice of the taking of corporate action without a meeting to our shareholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

NAME CHANGE TO UWINK, INC.

         Our board of directors has approved the change of our corporate name from "Prologue" to "uWink, Inc." by means of an amendment to our articles of incorporation. The corporate name change will become effective upon the filing of an amendment to our articles of incorporation with the Utah Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our shareholders.

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "PRLG," and our CUSIP number will both change as a result of our name change. Shareholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing shareholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

AUTHORIZATION OF PREFERRED STOCK

         Our board of directors has authorized 5,000,000 shares of Preferred Stock, whereby the board of directors of Prologue will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights. The change to our authorized capital will become effective upon the filing of an amendment to our articles of incorporation with the Utah Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

         The board of directors believes that it is advisable and in the best interests of Prologue to have the Preferred Stock available in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by Prologue in the discretion of the board of directors with such rights, preferences and privileges as the board may determine, and normally without shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, and convertible debt and equity financing.

         We have no present commitments for the issuance or use of the Preferred Stock. However, our board of directors believes that if the authorization of the Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our shareholders at that time could significantly impair our ability to meet financing requirements or other objectives.

         The Preferred Stock which our board of directors would be authorized to issue following the filing of the amendment would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the Preferred Stock might be disadvantageous to current shareholders in that Prologue may elect to issue shares of Preferred Stock with rights, preferences or privileges senior to those held by current owners of our common stock without their prior consent. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights.

DELETION OF ARTICLE XII FROM ARTICLES OF INCORPORATION

         Our board of directors has authorized the deletion from our articles of incorporation Article XII in its entirety regarding indemnification of directors, officers, and employees. The change to our articles of incorporation will become effective upon the filing of the amendment to our articles of incorporation with the Utah Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

         Article XII required us to indemnify all directors, officers, and employees to the maximum extent allowable under Utah law. The board of directors believes that it is advisable and in the best interests of Prologue to provide such indemnification on a case-by-case basis. To that end, our board of directors approved the deletion of Article XII in its entirety from the articles of incorporation. Our board of directors intends to amend the corporate bylaws to provide for the indemnification of directors, officers, employees and agents to the extent allowed under Utah law at the discretion of the board.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the articles of incorporation under the Utah Revised Business Corporation Act. We will obtain this approval through the written consent of shareholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

         Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. The approval of proposals submitted to shareholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Utah law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our shareholders under the Utah Revised Business Corporation Act in connection with the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of December 8, 2003 by:

                  o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common stock;

                  o        each of our executive officers and directors; and

                  o        all of our officers and directors as a group.

         Percentages are computed using a denominator of 8,712,093 shares of common stock outstanding, which is the total number of shares outstanding assuming the acquisition of all of the shares of uWink capital stock outstanding in subsequent closings of the Reorganization pursuant to terms of the Agreement.


NAME AND ADDRESS OF BENEFICIAL OWNER                  NUMBER OF SHARES      PERCENT OF CLASS
------------------------------------------------- ------------------------- ------------------
Nolan K. Bushnell (1) (2)                               1,765,838                 20.2

Peter J. Sprague (1) (3)                                  698,382                  7.9

Bruce P. Kelly(1)                                         126,739                  1.5

Kathy Ordonez (1) (4)                                      21,955                   *

Andrew Rifkin (1) (5)                                      82,169                   *

Raymond Hibarger (1) (6)                                  142,505                  1.6

Elkron International Holdings S.A. (7) (8)                595,458                  6.8

All officers and directors as a group
(6 persons)                                             2,837,588                 31.3

------------------------------------------------------
(1)      Address is 5443 Beethoven Street, Los Angeles, California 90066.
(2) Includes 1,576,082 shares held by the Bushnell Living Trust, 177,434 shares held by Nancy Bushnell (wife of Mr. Bushnell) as Trustee of the Nolan K. Bushnell Insurance Trust and 12,322 shares issuable upon exercise of a stock option held by Nancy Bushnell, wife of Mr. Bushnell.
(3) Includes 553,160 shares held by Mr. Sprague and 145,222 shares issuable upon exercise of a warrant held by Mr. Sprague.
(4) Represents 15,473 shares issuable upon exercise of a stock option held by Ms. Ordonez.
(5) Represents 61,609 shares issuable upon exercise of a stock option held by Mr. Rifkin.
(6) Includes 15,843 shares issuable upon exercise of a warrant and 90,654 shares issuable upon exercise of a stock option, both of which are held by Mr. Hibarger.
(7)      Address is Via Bologna, 188/C 10154 Torino, Italy.
(8) Includes 523,788 shares held by Elkron International and 71,670 shares issuable upon exercise of a warrant held by Elkron International.
 *       Less than 1%.

                                  By Order of the Board of Directors:

                                  PROLOGUE


                                  By:      /s/ Nolan K. Bushnell
                                      ------------------------------------------
                                      Nolan K. Bushnell, Chief Executive Officer
Los Angeles, California
December 9, 2003

                                                                       EXHIBIT A

                              ARTICLES OF AMENDMENT

                                       OF

                                    PROLOGUE

To the Secretary of State
State of Utah

Pursuant to the provisions of Section 16-10a-1006 of the Utah Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment.

FIRST: The name of the corporation is Prologue

SECOND: Article I of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

         The name of this corporation is uWink, Inc.

THIRD: Article IV of the Articles of Incorporation is hereby amended so as henceforth to read as follows:

         The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Section 16-10a-602 of the Utah Revised Business Corporation Act, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

FOURTH: Article XII of the Articles of Incorporation of the corporation is hereby deleted in its entirety. The Articles following Article XII are to be renumbered accordingly.

FIFTH:  The date of adoption of the aforesaid amendments was December __, 2003.

SIXTH: The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote on the said amendment, and the number of votes of the voting group indisputably represented by written consent pursuant to which the said amendment was approved are as follows:

         (a) Designation of voting group: Common Stock

         (b) Number of outstanding shares of voting group: _____________

         (c) Number of shares of voting group entitled to vote separately on the amendment: _________

         (d) Number of shares of voting group indisputably represented by written consent: _________

SIXTH: The total number of undisputed votes cast for the said amendment by the voting group entitled to vote on the said amendment is as follows:

         (a) Designation of voting group: Common Stock

         (b) Number of undisputed votes of voting group cast for the amendment:
___________

SEVENTH: The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

Executed on this ___ day of January __, 2004

                                                     Prologue

                                                     ---------------------------
                                                     Nolan K. Bushnell
                                                     Chief Executive Officer